Exhibit 99.1

March 1, 2011

Mr. Curtis Rimmey

NASDAQ OMX

As Secretary of Manitex International, Inc., I am writing this letter to inform NASDAQ OMX that the Manitex International, Inc. (the “Company”) has changed its transfer Agents. Effective March 1, 2011, StockTrans, Inc. (“StockTrans”) with an address at 44 W. Lancaster Ave., Ardmore, PA 19003 is the transfer agent for the Company. Prior to March 1, 2011, American Stock Transfer and Trust Company, was the transfer agent for the Company.

Sincerely,

/s/ David H. Gransee

David H. Gransee
Secretary